                                                                   EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") by and between Grant Prideco, Inc., a Delaware corporation (the "Company"), and Philip A. Choyce (the "Executive"), is effective as of April 14, 2000.

                              W I T N E S S E T H:

         WHEREAS, the Company has previously determined that it is in the best interests of the Company and its stockholders to retain the Executive and to induce the employment of the Executive for the long term benefit of the Company;

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.       Employment.

                  (a) The Company hereby agrees that the Company or an affiliated company will continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company or an affiliate subject to the terms and conditions of this Agreement, during the Employment Period (as defined below).

                  (b) The "Employment Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however, that commencing on the second anniversary of the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate one year after such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give written notice to the Executive that the Contract Period shall not be so extended.

         2.       Terms of Employment.

                  (a)      Position and Duties.

                           (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements, authority, duties and responsibilities) shall be Vice President and Associate General Counsel of the Company and such other executive positions as may be assigned to him and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the date hereof or any office or location less than 50 miles from such location.

                           (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this

         Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the date hereof, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the date hereof shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                  (b)      Compensation.

                           (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary of $145,000 ("Annual Base Salary"), which shall be paid at a bi-weekly rate. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the date hereof and thereafter at least annually; provided, however, that a salary increase shall not necessarily be awarded as a result of such review. Any increase in Annual Base Salary may not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                           (ii) Annual Bonus. The Executive shall be eligible for an annual bonus (the "Annual Bonus") for each fiscal year ending during the Employment Period on the same basis as other executive officers under the Company's executive officer annual incentive program. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to a Company sponsored deferred compensation plan in effect.

                           (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to the Executive's peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect on the date hereof. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                           (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible to participate in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to the Executive's peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than such plans, practices, policies and programs in effect for the Executive on the date hereof.

                           (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive on the date hereof.

                           (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits (including, without limitation, financial planning services, payment of club dues, a car allowance or use of an automobile and payment of related expenses, as appropriate) in accordance with the most favorable plans, practices, programs and policies of the Company in effect on the date hereof.

                           (vii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies in effect for the Executive on the date hereof; provided, however, Executive shall always be entitled to a minimum of 15 days vacation per year (which unused vacation shall carryover without limitation and be paid in full to Executive upon his termination of employment with the Company and its affiliated companies).

         3.       Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective 30 days after receipt of such notice by the Executive (the "Disability Effective Date"), provided that within the 30-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 calendar days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                   (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Chief Executive Officer or General Counsel of the Company that specifically identifies the manner in which the Chief Executive Officer or the General Counsel of the Company believes that the Executive has not substantially performed the Executive's duties, or

                           (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

                  For purposes of this provision, no act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer, General Counsel or other senior officer of the Company or based upon the advice of outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                  (c) Good Reason. The Executive's employment may be terminated by the Executive during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (ii) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, if there were to occur a merger, consolidation or other business combination involving the Company where the Company ceases to be publicly traded and following the transaction the Executive does not have the status, office, title and reporting requirements at the ultimate parent company that are substantially similar to that which the Executive has with the Company;

                           (iii) any failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iv) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the date hereof;

                           (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                           (vi) any failure by the Company to comply with and satisfy Section 9(c) of this Agreement.

                  For purposes of this Section 3(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (d) Notice of Termination. Any termination during the Employment Period by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of the Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" shall mean:

                           (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be;

                           (ii) if the Executive's employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination; and

                           (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         4.       Obligations of the Company Upon Termination.

                  (a) Good Reason; Other than For Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate employment for Good Reason:

                           (i) The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                    (A) the sum of (1) the Executive's Annual
                  Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the highest Annual Bonus received by the Executive over the preceding two year period (and if terminated prior to the second anniversary of the date hereof, a minimum bonus of 80% of Executive's Annual Salary during such period of time shall be deemed to have been paid) plus (2) the Annual Bonus paid or payable, including any bonus or portion thereof that has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Executive was employed for less than 12 full months), for the most recently completed fiscal year during the Employment Period

                           (ii) For a period of one year from the Executive's Date of Termination (the "Remaining Contract Term") or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family equal to those that would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iv) of this Agreement if the Executive's employment had not been terminated; provided, however, that with respect to any of such plans, programs, practices or policies requiring an employee contribution, the Executive shall continue to pay the monthly employee contribution for same, and provided further, that if the Executive becomes reemployed by another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

                           (iii) The Company shall, at its sole expense as incurred, provide the Executive with outplacement services, the scope and provider of which shall be selected by the Executive in his sole discretion;

                           (iv) With respect to all options to purchase Common Stock, $.01 par value, of the Company ("Common Stock"), held by the Executive pursuant to a Company stock option plan on or prior to the Date of Termination, irrespective of whether such options are then exercisable, the Executive shall have the right, during the 60-day period after the Date of Termination, to cause all such options to become immediately vested and shall be exercisable for a period equal to the longer of (A) one year after the date of termination or (B) such longer period as provided for in the applicable stock option plan or agreement.

                           (vii) All benefits under the Company's Executive Deferred Compensation Plan and the 401(k) Plan and any other similar plans, including any stock options or restricted stock held by the Executive, not already vested shall be 100% vested, to the extent such vesting is permitted under the Code (as defined below);

                           (viii) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or that the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                           (ix) The foregoing payments are intended to compensate the Executive for a breach of the Company's obligations and place Executive in substantially the same position had the employment of the Executive not been so terminated as a result of a breach by the Company.

                  (b) Death. If Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiaries, as applicable, in a lump sum in cash within 30 days after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of the Executive's peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, in effect on the date hereof or, if more favorable, those in effect on the date of the Executive's death.

                  (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(c) shall include, without limitation, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable benefits generally provided by the Company and its affiliated companies to the Executive's disabled peer executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in effect generally on the date hereof or, if more favorable, those in effect at the time of the Disability.

                  (d) Cause; Other Than for Good Reason. If the Executive's employment is terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive (x) his or her Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days after the Date of Termination subject to such other options or restrictions as provided by law.

         5. Other Rights. Except as provided hereinafter, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Except as provided hereinafter, amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement. It is expressly agreed by the Executive that he or she shall have no right to receive, and hereby waives any entitlement to, any severance pay or similar benefit under any other plan, policy, practice or program of the Company. In addition, if the Executive has an employment or similar agreement with the Company at the Date of Termination, he or she agrees that he or she shall have the right to receive all of the benefits provided under this Agreement or such other agreement, whichever one, in its entirety, the Executive chooses, but not both agreements, and when the Executive has made such election, the other agreement shall be superseded in its entirety and shall be of no further force and effect. The Executive also agrees that to the extent he or she may be eligible for any severance pay or similar benefit under any laws providing for severance or termination benefits, such other severance pay or similar benefit shall be coordinated with the benefits owed hereunder, such that the Executive shall not receive duplicate benefits.

         6.       Full Settlement.

                  (a) No Rights of Offset. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others.

                  (b) No Mitigation Required. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

                  (c) Legal Fees. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expense that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or the Executive of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereto (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         7.       Intentionally Omitted.


         8. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies, provided that it shall not apply to information that is or shall become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement), information that is developed by the Executive independently of such information, or knowledge or data or information that is disclosed to the Executive by a third party under no obligation of confidentiality to the Company. After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9.       Successors.

                  (a) This Agreement is personal to the Executive and shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10.      Miscellaneous.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:        Philip A. Choyce
                                              Grant Prideco, Inc.
                                              1450 Lake Robbins Drive, Suite 600
                                              The Woodlands, Texas 77380

                  If to the Company:          Grant Prideco, Inc.
                                              1450 Lake Robbins Drive, Suite 600
                                              The Woodlands, Texas 77380
                                              Attention: John C. Coble

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                            ----------------------------------------------------
                                               Philip A. Choyce


                            GRANT PRIDECO, INC.


                            By
                               -------------------------------------------------
                            Name:
                                  ----------------------------------------------
                            Title:
                                   ---------------------------------------------